Exhibit 4.1

LONGS DRUG STORES CALIFORNIA, INC.

EMPLOYEE SAVINGS AND PROFIT SHARING PLAN

Longs Drug Stores California, Inc.
Employee Savings and Profi Sharing Plan

i

v

LONGS DRUG STORES CALIFORNIA, INC.

EMPLOYEE SAVINGS AND PROFIT SHARING PLAN

PREAMBLE

The “Longs Drug Stores California, Inc. Employee Savings and Profit Sharing Plan” (hereinafter referred to as the “Plan”), shall become effective, except as otherwise indicated in the Plan, as of January 1, 2002 (hereinafter referred to as the “Effective Date”), and constitutes a merger, amendment, restatement and continuation of the Longs Drug Stores California, Inc. Employee Profit Sharing Plan, in effect as of December 31, 2001 and the Longs Drug Stores California, Inc. Variable Investment Plan, in effect as of December 31, 2001 (hereinafter referred to as the “Prior Plans”).  The Plan is intended to be a profit sharing plan, and the portion of the Plan allocated to the Longs Drug Stores Stock Account and the Employer Stock Account are intended to be invested primarily in the common stock of Longs Drug Stores and to qualify as an employee stock ownership plan.

Except as otherwise  specifically provided in the Plan, the rights of Participants who  terminated their employment prior to January 1, 2002 shall be determined solely in accordance with the applicable provisions of the Prior Plans.

ARTICLE I
DEFINITIONS

The following terms when used in the Plan shall have the following designated meaning and masculine, feminine and neuter gender shall be deemed to include the other unless a different meaning is plainly required by the context:

1.1                                 “Account” means a Participant’s Deferred Income Account, Matching Contribution Account, Rollover Contribution Account, Profit Sharing Account, Employer Stock Account, and/or Longs Drug Stores Stock Account, as the context may require.  Participants’ Accounts are credited with contributions for the Participant and charged with distributions, credited or debited with investment gains or losses, and commingled for investment purposes, as provided elsewhere in the Plan.

1.2                                 “Actual Deferral Percentage” means Actual Deferral Percentage as defined in Section 3.4.

1.3                                 “Adjustment Factor” means the cost of living factor prescribed by the Secretary of Treasury under Code Section 415(d) as applied to such items and in such manner as the Secretary shall prescribe.

1.4                                 “Administrator” or “Plan Administrator” means Longs Drug Stores California, Inc.

1.5                                 “Allocation Date” means the last  day of each Plan Year.

1.6                                 “Beneficiary” means the person or persons designated by a Participant, in accordance with Article IX, who is entitled to receive any death benefit which may become payable under the Plan.

1.7                                 “Board of Directors” means the Board of Directors of Longs Drug Stores California, Inc.

1.8                                 “Catch-up Contributions” means Catch-up Contributions as defined in Section 3.2.

1.9                                 “Catch-up Eligible Participant” means Catch-up Eligible Participant as defined in Section 3.2.

1.10                           “Catch-up Limit” means Catch-up Limit as defined in Section 3.2.

1.11                           “Code” means the Internal Revenue Code of  1986 as amended from time to time.  Reference to a specific section of the Code shall include such section, any valid regulation promulgated thereunder, and any pertinent provision of any future legislation amending, supplementing or superseding such section.

1.12                           “Company” means Longs Drug Stores California, Inc., and any successor thereto.

1.13                           “Compensation” means the total cash compensation paid to the Participant in the period in question for services rendered to the Employer as an Employee while an active Participant, including bonuses, promotional money, overtime pay, incentive pay, vacation pay, and commissions, where applicable and excluding stock awards.  Compensation shall include (i) the earnings deferred by an Employee pursuant to the salary reduction arrangement under this or any other cash or deferred plan which is maintained by the Employer and which is qualified under Code Section 401(k) and (ii) any deferrals under a cafeteria plan qualified under Code Section 125 or a transportation benefit arrangement under Code Section 132(f)(4).  The annual compensation of each Participant taken into account in determining allocations for any plan year shall not exceed $200,000 (multiplied by the Adjustment Factor).  The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year.

1.14                           “Contribution Percentage” means the Contribution Percentage as defined in Section 4.3.

1.15                           “Contribution Percentage Test” means the Contribution Percentage Test as defined in Section 4.3.

1.16                           “Deferral Election” means the portion of the enrollment process in which a Participant authorizes and elects the percentage of his Compensation to be withheld and contributed on his behalf to his Deferred Income Account.

1.17                           “Deferred Salary Contribution” means the amount contributed on behalf of a Participant pursuant to Section 3.1.

1.18                           “Deferred Income Account” shall mean the Account of a Participant to which his Deferred Salary Contributions made pursuant to Article 3, and the gains and losses thereon, are credited or debited respectively.

1.19                           “Direct Rollover” shall mean a payment by the Plan of all or any portion of an Eligible Rollover Distribution to an Eligible Retirement Plan designated by a Distributee.

1.20                           “Disability” shall mean a physical or mental condition which, in the judgment of the Plan Administrator, totally and permanently prevents the Participant from engaging in any substantial gainful employment.  A determination that a Disability exists and the date thereof shall be made by the Plan Administrator upon receipt of a certificate of a medical examiner satisfactory to the Employer certifying such condition and that such condition is likely to be permanent.  However, a Participant automatically shall be treated as “disabled” if such physical or mental condition entitles him or her to long-term disability benefits under the long-term disability plan maintained by the Company, if any, or results in a determination by the Social Security Administration that he or she is totally disabled.

1.21                           “Distributee” shall mean any Participant, former Participant, surviving Spouse of any Participant or any alternate payee under a qualified domestic relations order.

1.22                           “Diversified Investment Fund” means the fund established pursuant to Article VII which offers the Participants an opportunity to invest a portion of their Accounts in a variety of investment funds, including equity and fixed income obligations.

1.23                           “Effective Date” means January 1, 2002.

1.24                           “Eligible Employee” means every Employee, other than an Employee who is a member of a collective bargaining unit, covered by a collective bargaining agreement which does not specifically provide for participation in this Plan, provided that eligibility for participation has been available as a subject of good faith bargaining between the Employer and the Employee’s bargaining agent.

1.25                           “Eligible Retirement Plan” shall mean any of the following:

(a)                                  an individual retirement account described in Section 408(a) of the Code;

(b)                                 an individual retirement annuity described in Section 408(b) of the Code;

(c)                                  an annuity plan described in Section 403(a) of the Code;

(d)                                 a qualified plan described in Section 401(a) of the Code;

(e)                                  an annuity contract described in Section 403(b) of the Code;

(f)                                    an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan.

1.26                           “Eligible Rollover Distribution” shall mean any distribution of all or a portion of the balance to the credit of a Distributee, except that such term shall not include:

(a)                                  any distribution that is one of a series of substantially equal periodic payments made (not less frequently than annually) for either:

(1)                                  the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s Beneficiary, or

(2)                                  a specified period of ten years or more.

(b)                                 any distribution to the extent such distribution is required under Section 401(a)(9) of the Code;

(c)                                  returns of Employee Contributions that are returned as a result of the limitations contained in Section 415 of the Code;

(d)           corrective distributions of Deferred Salary Contributions or Matching Contributions and the income allocable thereto in accordance with Articles III and IV of the Plan, respectively;

(e)           loans that are treated as deemed distributions pursuant to Section 72(p) of the Code and distributions that result from offset against a Participant’s Account balances in the event of default;

(f)            any amount that is distributed on account of hardship pursuant to Section 12.1 of the Plan; and

(g)           any other type of distribution or similar item designated by the Internal Revenue Service as exempt from the definition of Eligible Rollover Distribution.

1.27                           “Employee” means an individual who is employed by the Employer, in the status of “employee” as that term is used in Section 3121(d)(1) or (2) of the Code, except that Employee shall not include a nonresident alien who receives no earned income (within the meaning of Code Section 911(b)) from the Company which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)).  To the extent permitted by law, Employee shall not include a person who is a Leased Employee.  A director of the Employer shall not be considered an Employee solely by reason of his or her status as a director.  Employee shall not include a person who is classified as an independent contractor, including any such person who is later reclassified as a common law employee for such period of time.

1.28                           “Employer” means the Company and any subsidiary or affiliated corporation, if any, which (with the written approval of the Company and subject to such conditions as the Board of Directors may impose), adopts this Plan, and any successor or successors of any of them.

Solely for the purpose of determining an Hour of Service for the purposes of determining an Employee’s eligibility to participate in the Plan and the vesting of benefits, the term “Employer” shall include any other company which, together with the Company, is a member of a “controlled group of corporations” or under “common control” as defined in Section 414(b) and (c), and any other trade or business, as defined in Section 414(m) of the Code, (whether or not incorporated), which is under common control with the Employer.  Such other company or organization shall be included within the definition of “Employer,” but only for the period during which such other company or organization and the Employer are members of such controlled group of corporations or are under common control.

1.29                           “Employer Contributions” means Employer contributions to the Plan on behalf of a Participant other than Deferred Salary Contributions or Rollover Contributions.

1.30                           “Employment Commencement Date” means the date on which an Employee first performs an Hour of Service for an Employer.

1.31                           “Employer Stock Account” means the account maintained for shares of Longs Drug Stores Stock  which originally were contributed under the Longs Drug Stores California, Inc. Variable Investment Plan, together with expenses chargeable thereto and earnings on those contributions.

1.32                           “Entry Date” means the first business day on which an Eligible Employee is a Participant.

1.33                           “ERISA” means Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to time.  Reference to a specific section of ERISA shall include such section, any valid regulation promulgated thereunder, and any pertinent provision of any future legislation amending, supplementing or superseding such section.

1.34                           “Fiscal Year” means the accounting period adopted by the Employer for Federal income tax purposes.

1.35                           “Funds” means one or more of the Longs Drug Stores Stock Fund, the Special Investment Fund or the Loan Fund as the context may require.

1.36                           “Hardship” means immediate and heavy financial need of a Participant that meets the criteria of Section 12.2 of the Plan.

1.37                           “Highly Compensated Employee” means

Any Eligible Employee who

(1)                                  is a “five-percent (5%) owner”, as defined in Section 416(i) of the Code, at any time during the current or preceding Plan Year, or

(2)                                  has compensation of more than $85,000 (multiplied by the Adjustment Factor) for the preceding Plan Year, and is among the top one-fifth (1/5) of all Employees ranked by Compensation, provided that in determining the number of Employees in the top one-fifth (1/5), the Employees specified in Section 414(q)(5) of the Code shall not be included.

For purposes of this Section, compensation shall mean compensation as defined under Section 415(c)(3) of the Code paid to the Employee by the Employer.

A former Employee who was a Highly Compensated Employee (1) at any time after attaining age fifty-five (55) or (2) when the Employee separated from service with the Employer, shall be a Highly Compensated Employee.

Any reference to a non-Highly Compensated Employee shall mean an Eligible Employee who is not a Highly Compensated Employee.

1.38                           “Holding Company” means Longs Drug Stores Corporation, a Maryland Corporation, and any corporation into which it may be merged or with which it may be consolidated or any corporation which may result from any merger, consolidation or reorganization to which it may be a party, or any corporation to which it may transfer all or substantially all its assets.

1.39                           “Hour of Service” means:

(a)                                  Each hour for which an Employee is directly or indirectly paid or entitled to payment for the performance of duties for an Employer; these hours shall be credited to the computation period in which the duties are performed, and

(b)                                 Each hour for which an Employee is directly or indirectly paid or entitled to payment by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity, disability, layoff, jury duty, military duty or leave of absence including each hour for which an Employee receives severance pay; except that

(1)                                  not more than five hundred and one (501) Hours of Service shall be credited in each single computation period during which the Employee performs no duties (whether or not such period occurs in a single computation period) and

(2)                                  Hours of Service shall not be counted where such payment is made or is due:

(i)                                     under a plan maintained solely for the purpose of complying with applicable workmen’s compensation, unemployment or disability insurance laws, or

(ii)                                  solely to reimburse an Employee for medical or medically related expenses; (hours credited under this Paragraph (b) shall be credited to the computation period(s) in which the period during which no duties were performed occurred), and

(c)                                  Each hour for which back pay, irrespective of payment due to mitigation of damages, is either awarded or agreed to by the Employer; these hours shall be credited to the computation period(s) to which the award or agreement for back pay pertains rather than to the computation period in which the award, agreement or payment is made; provided, however, that the limits under Paragraph (b) above are applicable and that an Employee shall not be entitled to additional Hours of Service under this Paragraph

(c) for the same Hours of Service credited under Paragraph (a) or (b) above.

(d)                                 For purposes of determining whether a One-Year Break in Service has occurred for participation and vesting purposes, an individual must be credited with service up to a total of no more than 501 Hours of Service for certain periods of absence from work.   This rule applies to an individual who is absent from work by reason of:

(1)                                  pregnancy of the individual

(2)                                  birth of a child of the individual

(3)                                  placement of a child in connection with the adoption of the child by the individual, or

(4)                                  caring for the child during the period immediately following the birth or placement for adoption.

The Hours of Service required to be credited under this provision are the Hours of Service which otherwise would normally have been credited to the Employee but for such absence, or in any case where the Administrator is unable to determine such hours, eight (8) Hours of Service per day of absence.  Any hours to which the Employee shall be entitled must be credited only (a) in the Plan Year in which the absence begins for one of the reasons, if the crediting is necessary to prevent a One-Year Break in Service in that year, or, if the Employee already has 501 hours in such year, (b) in the following Plan Year.

If the absence from work is not an approved leave of absence, credit will not be granted during such absence unless the Employee informs the Employer on a timely basis that the leave was taken for one of the permitted reasons listed above.

Hours of Service hereunder shall be calculated and credited in a manner consistent with Department of Labor Regulation Sections 2530.200b-2(b) and (c), which are incorporated by reference hereunder.

In the case of Hours of Service to be credited to an Employee in connection with a period of no more than thirty-one (31) days which extends beyond one computation period, all such Hours of Service may be credited to the first computation period or the second computation period in a manner applied consistently with respect to all Employees within reasonably defined job classifications.

In determining Hours of Service for the purposes of determining an Employee’s eligibility to participate in the Plan and the vesting of benefits, the term “Employer” shall include any other corporation which is a member of a controlled group of corporations (determined in accordance with Section 414(b) of the Internal Revenue Code of 1986, as amended) of which the Employer is a member, and any other trade or business (whether or not incorporated) which is under common control with the Employer; but only for the period during which such other corporation and the Employer are members of such controlled group of corporations or are under common control.

For purposes of determining an Employee’s eligibility to participate in the Plan and vesting of benefits, an Hour of Service shall also include an Hour of Service with a company heretofore or hereafter merged or consolidated or otherwise absorbed by an Employer, or all or a substantial part of the assets or business of which have been or shall be acquired by an Employer (hereafter, “Predecessor Company”):

(i)                                     if the Employer continues to maintain an employee benefit plan of such Predecessor Company (hereinafter “Predecessor Plan”); or

(ii)                                  if, and to the extent, such employment with the Predecessor Company is required to be treated as employment with the Employer under regulations prescribed by the Secretary of the Treasury; or

(iii)                               if, and to the extent, approved by the Board of Directors of the Employer in its sole discretion effected on a nondiscriminatory basis as to all persons similarly situated.

(e)                                  Each hour to the extent and for the purpose it is required to be counted under the Family and Medical Leave Act.

1.40                           “Leased Employee” means any person who provides services to the Employer if:

(a)                                  such services are provided pursuant to an agreement between the Employer and any other person;

(b)                                 such person has performed such services for the Employer (or the Employer and related persons) on a substantially full-time basis for a period of at least one (1) year; and

(c)                                  such services are performed under primary direction or control by the Employer.

1.41                           “Leave of Absence” means a period of absence as defined in Section 2.3.

1.42                           “Loan Fund” means the fund established pursuant to the Plan to which are credited Participant loans pursuant to Article XIII.

1.43                           “Longs Drug Stores” means Longs Drug Stores California, Inc., a California corporation.

1.44                           “Longs Drug Stores Stock” means common stock issued by the Holding Company.

1.45                           “Longs Drug Stores Stock Account” means the account maintained for a Participant to which are credited the amounts invested on such Participant’s behalf in the Longs Drug Stores Stock Fund (other than amounts attributable to the Employer Stock Account).

1.46                           “Longs Drug Stores Stock Fund” means the fund established pursuant to Article V which invests (on a leveraged or non-leveraged basis) entirely in Longs Drug Stores Stock, including amounts attributable to the Employer Stock Account, and if applicable, the Matching Contribution Account).

1.47                           “Matching Contribution” means the amount contributed by the Employer pursuant to Section 4.1.

1.48                           “Matching Contribution Account” means the Account of a Participant to which his Matching Contributions made pursuant to Article IV, and the gains and losses thereon, are credited or debited respectively.

1.49                           “Normal Retirement Age” means the first day of the month next following the fifty-fifth (55th) birthday of the Participant.

1.50                           “One-Year Break in Service” means as to any Employee, a Plan Year during which such Employee has not completed more than five hundred (500) Hours of Service.

1.51                           “Participant” means an Employee who becomes a Participant pursuant to Article II and who continues to be entitled to any benefits under the Plan.

1.52                           “Plan Administrator” means Longs Drug Stores California, Inc.

1.53                           “Plan” means the “Longs Drug Stores California, Inc. Employee Savings and Profit Sharing Plan” as herein set forth and as it may be amended from time to time.  The Plan is a profit sharing plan with an employee stock ownership plan feature within the meaning of Section 4975(e)(7) of the Code (consisting of the Longs Drug Stores Stock Fund, the Employer Stock Fund, and the portion of any Matching Contribution made in shares of Longs Drug Stores Stock ) and a cash or deferred arrangement within the meaning of Section 401(c) of the Code.

1.54                           “Plan Rules” means such rules as are adopted by the Plan Administrator for administration, interpretation or application of the plan.

1.55                           “Plan Year” means the twelve-month period commencing each January 1st and ending each December 31st.

1.56                           “Profit Sharing Account” means the account maintained for a Participant to which are credited the Profit Sharing Contributions allocated to such Participant, exclusive of any portion of the Profit Sharing Contribution allocated to the Longs Drug Stores Stock Fund, and the gains and losses thereon.

1.57                           “Profit Sharing Contribution” means the amount contributed by the Employer pursuant to Section 5.1.

1.58                           “Qualified Military Service” means service in the uniformed services (as defined in chapter 43 of title 38, United States Code) performed by a Reemployed Veteran whose entitlement to reemployment rights pursuant to USERRA arose with respect to such service.

1.59                           “Qualified Nonelective Contribution” means a contribution made by the Employer in order to satisfy the Contribution Percentage Test pursuant to Section 4.2.

1.60                           “Reemployed Veteran” means an Eligible Employee who left the employ of the Employer in order to perform service in the Armed Services of the United States, and subsequently was eligible for reemployment rights, and was reemployed by the Employer, pursuant to USERRA.

1.61                           “Retirement” means a Participant’s termination of employment on or after attaining age fifty-five (55).

1.62                           “Rollover Contribution” means the amount contributed by the Participant pursuant to Section 3.5.

1.63                           “Rollover Contribution Account” means the Account of a Participant to which Rollover Contributions made pursuant to Section 3.5, and the gains and losses thereon, are credited or debited.

1.64                           “Shares” means common stock issued by the Holding Company.

1.65                           “Spousal Consent” means the irrevocable consent of the Participant’s spouse witnessed by a Plan representative or a notary public provided that such consent shall not  be required if it is established to the satisfaction of a Plan representative that such consent cannot be obtained because (1) there is no spouse, or (2) the spouse cannot be located, or (3) such other circumstances exist as may be prescribed by applicable regulation, including but not limited to Section 417(a)(4) of the Code.  Any such Spousal Consent or establishment that consent cannot be obtained shall be effective only with respect to that spouse.  Such consent shall acknowledge the designated Beneficiary and the effect of such consent.  Such consent may be limited to the designation of a specified Beneficiary only or may expressly permit additional Beneficiary designations without requiring a new Spousal Consent.

1.66                           “Spouse” or “Surviving Spouse” means the Participant’s then current spouse or surviving spouse under applicable law, provided, however, that a former spouse will be treated as a spouse or surviving spouse to the extent provided under a qualified domestic relations order as described in Section 414(p) of the Code and procedures adopted by the Employer.

1.67                           “Trust Agreement” means the trust agreement or agreements between the Company and a Trustee, a custodial account agreement between the Company and a bank, insurance company or other financial institution (as provided for in Section 401(f) of the Code), or an annuity contract between the Company and an insurance company (as provided for in Section 401(f) of the Code) established for the purpose of funding benefits under the Plan, or any successor trust agreement, custodial account agreement, or annuity contract or agreement as the case may be.

1.68                           “Trust Fund” means all such money or other property which is held by the Trustee, custodian, or insurance company pursuant to the terms of the Trust Agreement.

1.69                           “Trustee” means the trustee, custodian or insurance company, or any successor or successors, acting as such pursuant to the Trust Agreement.

1.70                           “Unallocated Stock Account” means the account established as part of the Longs Drug Stores Stock Fund pursuant to Article V in which all Unallocated Shares are held.

1.71                           “Unallocated Shares” means Longs Drug Stores Stock acquired by the Trust Fund that has not been allocated to Accounts under the Plan.

1.72                           “Unit” means a unit as described and defined in Section 5.2.

1.73                           “Valuation Date” means each business day, or such less frequent basis (such as monthly or quarterly) as determined by the Plan Administrator by written interpretation.  In no event shall there be less than one Valuation Date per Plan Year.

1.74                           “Year of Service” means for purposes of vesting of Participant’s Accounts, a Plan Year in which an Employee is credited with not less than 1,000 Hours of Service; provided, however, that Years of Service shall not include Years of Service prior to the Effective Date, if such service would have been disregarded under the provisions of the prior Plan governing breaks in service as in effect on the day prior to the Effective Date.

ARTICLE II
PARTICIPATION

2.1                                 Plan Entry

Each Eligible Employee who was a participant in the Longs Drug Stores California, Inc. Employee Profit Sharing Plan on the Effective Date shall continue to be a Participant in this Plan under Section 2.2(a) on the Effective Date.

Each Eligible Employee who was a participant in the Longs Drug Stores California, Inc. Variable Incentive Plan on the Effective Date shall continue to be a Participant in the Plan under Section 2.2(b) and (c), if applicable, on the Effective Date.

Each other Eligible Employee who completes the requirements specified in Section 2.2 after the Effective Date shall become a Participant as of the Entry Date coinciding with or next following satisfaction of the requirements of Section 2.2.

2.2                                 Participation Requirements

(a)                                  For purposes of becoming a Participant for purposes of receiving an allocation of the Profit Sharing Contribution, there is no minimum age or service requirement for an Eligible Employee.

(b)                                 For purposes of becoming a Participant to make Deferred Salary Contributions only, an Eligible Employee must enroll with the Company, including making an election to defer a percentage of compensation and authorizing the withholding of Deferred Salary Contributions from his compensation, in accordance with Section 3.1 of the Plan.  There is no minimum age or service requirement to make Deferred Salary Contributions.

(c)                                  An Eligible Employee who satisfied the preceding requirements of Section 2.2 but who terminated employment prior to becoming a Participant shall be entitled to become a Participant on the date he is reemployed by the Employer as an Eligible Employee.

(d)                                 For purposes of becoming a Participant to receive Matching Contributions, an Eligible Employee may become a Participant with the first payroll period that commences on or after the expiration of ninety (90) days from the Eligible Employee’s Employment Commencement Date or the date a former Participant is reemployed by the Employer.

2.3                                 Period of Participation; Rehired Participant

(a)                                  Participation in the Plan shall continue until a Participant terminates by severance of employment, Retirement, death or Disability, or receives a total distribution of the vested portion of his account balance.  A Participant whose membership in the Plan has ceased shall again become a Participant of the Plan in accordance with Section 2.2.

(b)                                 A Participant’s employment is not considered terminated for purposes of the Plan if the employee has been on Leave of Absence with the consent of the Employer, provided that he returns to the employ of the Employer at the expiration of such leave.  For purposes of this section, “Leave of Absence” means a leave granted by the Employer for reasons of health or public service or for reasons determined by the Employer to be in its best interests.  A Participant who does not make himself available to return to the employ of the Employer on the day following the end of the Leave of Absence shall be deemed for the purposes of receiving an allocation under the Plan to have terminated his employment as of the date when the leave began (unless such failure to return was the result of death, Disability or Retirement of such Employee during the period of such Leave of Absence).

2.4                                 Suspended Participation

A Participant who ceases to be an Eligible Employee but who has not terminated from the service of the Employer shall become a suspended Participant.  During the period of suspension, no amounts shall be credited to the Accounts of a Participant which are based on his or her Compensation paid in periods following the date of suspension.  Amounts previously credited to a suspended Participant’s Accounts shall continue to vest; such Accounts shall be valued in the same manner as other Accounts; and the Participant shall be entitled to benefits in accordance with the other provisions of the Plan throughout the period during which the Participant is on suspended status.  The suspension shall be removed when the Participant again becomes an Eligible Employee.

2.5                                 Absence in Military Service

Any Participant who has entered or enters the Armed Forces of the United States, or one of its allies, shall be on Leave of Absence from the Employer without termination of his employment for purposes of the Plan, provided he makes himself available to return to the employ of the Employer within ninety (90) days (or such longer period of time as may be prescribed by law) after the date on which he shall have the right to release from such service; provided, however, that if such Participant indicates in writing his desire to return to the Employer within said ninety (90) day period, but a service-connected physical or mental condition temporarily disables him from returning to such employ, then the period of such disability shall be added to said ninety (90) day period.  If such Participant does not return to the employ of the Employer as above provided, his employment shall be deemed for the purposes of receiving an allocation under the Plan to have terminated as of the date of entry into such forces (unless such failure to return was the result of death, Disability or Retirement of such Employee during the period of such Leave of Absence).

ARTICLE III
EMPLOYEE CONTRIBUTIONS

3.1                                 Deferred Salary Contributions

(a)                                  Subject to the limitations established by this Article, each Participant shall be entitled to elect to have his Employer contribute, in one percent increments, from one percent (1%) to twenty percent (20%) of the Participant’s Compensation payable in any pay period, directly to the Plan instead of paying such amount to the Participant in cash, provided that (1) the Administrator may issue an interpretation increasing or decreasing the maximum percentage contribution, and (2) the maximum percentage contribution of a Highly Compensated Employee shall be eight percent (8%), unless the Administrator issues an interpretation increasing or decreasing the maximum percentage contribution of a Highly Compensated Employee.   Contributions made in this manner are called Deferred Salary Contributions.  A Participant’s Deferred Salary Contributions shall be credited to his Deferred Income Account.

(b)                                 For Federal tax purposes (and wherever permitted, for state tax purposes), Deferred Salary Contributions shall be deemed Employer Contributions to the Plan, and a Participant’s election to enroll in the Plan shall constitute an election to have his taxable compensation reduced by the amount of all such  contributions.

(c)                                  Deferred Salary Contributions in any year may not exceed the maximum limitation in Section 402(g) and are subject to the limitations in Sections 3.4 and Article VI (relating to Code Section 404 and 415 limits).

(d)                                 A Participant who receives a hardship withdrawal pursuant to Section 12.1 of the Plan shall not make any Deferred Salary Contributions to the Plan for a period of time following the date he receives such distribution in accordance with the requirements, if any, specified by the Secretary of the Treasury for “safe harbor” hardship distributions.

3.2                                 Catch Up Contributions

(a)                                  Notwithstanding anything herein contained to the contrary, Catch-up Eligible Participants may defer an additional amount of their compensation, up to the Catch Up Limit for the Plan Year, in excess of the limits described in Section 3.1 hereof (“Catch Up Contributions”).

(b)                                 For purposes of this Section 3.2, a “Catch-up Eligible Participant” means any Participant who is eligible to make Deferred Salary Contributions, who is age 50 or older and with respect to whom no other Deferred Salary Contributions (without regard to this Section 3.2) may be made to the Plan by reason of the application of any limitations or restrictions described in Code Sections 401(k), 402(g), 404(a), 415, or comparable limitations or restrictions described under Section 3.1 of the Plan.  For purposes of this subsection (b), a Participant who will attain age 50 at any time during a Plan Year will be deemed to have attained age 50 as of the first day of such Plan Year.

(c)                                  The “Catch-up Limit” shall be determined in accordance with Section 414(v) of the Code which provides the following schedule:

Plan Year	Catch-Up Limit

2002	$1,000

2003	$2,000

2004	$3,000

2005	$4,000

2006	$5,000

For Plan Years commencing on or after January 1, 2007, the Catch-up Limit shall be increased by the Adjustment Factor in accordance with Code Section 414(v)(2)(C).

(d)                                 Catch-up Contributions deferred in accordance with this Section 3.2 shall not be counted for purposes of calculating the Actual Deferral Percentage of a Participant as described in Section 3.4 hereof.

(e)                                  For purposes of determining the amount of Catch-up Contributions deferred by a Participant in a particular Plan Year, all Catch-up Contributions deferred by the Participant under this Plan and any other qualified plan maintained by the Employer must be taken into account and the aggregate Catch-up contributions must not exceed the Applicable Dollar Catch-up Limit for such Plan Year.  If the aggregate Catch-up Contributions for any Participant exceed the Catch-up Limit Contribution for the Plan Year, all Catch-up Contributions in excess of the Catch-up Limit shall be returned to the Participant.  The Plan Administrator shall have the sole discretion to determine under which plan the excess Catch-up Contributions were made.

3.3                                 Suspension of, or Change In, Deferred Salary Contribution

(a)                                  A Participant may elect to suspend all Deferred Salary Contributions at any time by giving at least fifteen (15) days notice to the Administrator in the manner prescribed for that purpose by the Administrator.  Any such election shall be effective as of the first pay period coinciding with or next following the expiration of such notice period.  By giving the Company at least fifteen (15) days advance notice, a Participant who has suspended all Deferred Salary Contributions may resume such Contributions as of any future payroll period in accordance with Plan Rules.

(b)                                 A Participant may elect to change the amount of his Deferred Salary Contribution as many times in each Plan Year as determined by the Plan Administrator in a written interpretation (but no fewer than two times) as of any future payroll period in accordance with Plan Rules.  To make such election,  the Participant shall give such notice as is prescribed by the Administrator on in the manner prescribed for that purpose by the Administrator.  The new Salary Deferral Contribution shall become effective as of the first paycheck issued following the effective date of change.

3.4                                 Special Deferral Limits

(a)                                  This subsection shall apply if the Actual Deferral Percentage of Highly Compensated Employees for a Plan Year exceeds or is expected to exceed the maximum deferral rate permissible under subsection (b).  In the event of the Plan is expected to have such excessive contributions, the Plan Administrator (at its sole discretion and to the extent permitted under applicable Treasury regulations), may reduce the amount to be deferred by Highly Compensated Employees in a fair and equitable manner so as to cause their Actual Deferral Percentage not to exceed the maximum rate allowable under subsection (b).

In addition, to the extent permitted by law and applicable Treasury regulations, the Plan Administrator shall have the power and authority to (i) recharacterize as Catch-up Contributions, or (ii) return to the Participant, the “excess” Deferred Salary Contributions of one or more Highly Compensated Employees.  The amount of any excess contribution shall be determined by reducing the Deferred Salary Contributions of the Highly Compensated Employee(s) with the highest amount of Deferred Salary Contributions (“Deferral Amount”) until such Employee’s Deferral Amount equals the Deferral Amount of the Highly Compensated Employee with the next highest Deferral Amount.  Reductions of Deferred Salary Contributions shall continue until the Plan satisfies the Actual Deferral Percentage test (described in subsection (b)).  In no event shall an Employee’s Deferred Salary Contributions be reduced by an amount in excess of that necessary for the Plan to satisfy the Actual Deferral

Percentage test.  The amount of excess contributions returned to a Highly Compensated Employee shall be reduced by the amount of any Deferred Salary Contributions returned to such Employee because they exceeded the limit described in paragraph (d).  A Highly Compensated Employee’s excess contributions for a Plan Year shall be distributed with a fraction of the income allocated to his Deferred Income Account for such Plan Year; the numerator of the fraction is the excess contributions and the denominator of the fraction is the sum of the Employee’s Deferred Income Account on the first day of such Plan Year, the Employee’s Deferred Salary Contributions for such year and the Employee’s allocation of any Qualified Nonelective Contributions under Section 4.2 for the Plan Year.  No income will be distributed for the period commencing after the close of the Plan Year and ending with the date of distribution of the excess contributions.  Excess contributions shall be returned no later than the close of the immediately succeeding Plan Year.

(b)                                 For any Plan Year, the Actual Deferral Percentage of Participants who are Highly Compensated Employees shall not exceed the Actual Deferral Percentage of Participants who are non-Highly Compensated Employees by more than the applicable amount set forth in the following table:

If the eligible non-Highly	The actual Deferral
Compensated Employees	Percentage of the eligible
have an Actual Deferral	Highly Compensated
Percentage of	Employees may not exceed

less than 2%	2.0 times the Actual Deferral Percentage for the non-Highly Compensated Employees.

2% to 8%	The actual Deferral Percentage for the non-Highly Compensated Employees plus 2%

More than 8%	1.25 times the Actual Deferral Percentage for the non-Highly Compensated Employees

(c)                                  For purposes of this subsection, the Actual Deferral Percentage during a Plan Year for a group of Participants shall be the percentage determined by averaging the deferral rates of each member of the group.  A Participant’s deferral rate shall be determined by dividing

(1)                                  the amount of the Participant’s Deferred Salary Contributions under Section 3.1, if any, for the Plan Year plus, at the Employer’s discretion (and to the extent permitted by the applicable Treasury regulations) any Qualified Nonelective Contributions made pursuant to Section 4.2 and any Matching Contributions made pursuant to Section 4.1, as of the last day of the Plan Year following the Plan Year in question) by

(2)                                  his “compensation” for the Plan Year, as defined by Code Section 415(c)(3).

(d)                                 No Participant shall be permitted to have elective deferrals made under this Plan, or any other qualified plan maintained by the employer during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year, except to the extent permitted under Section 19.3 hereof and Section 414(v) of the Code, if applicable.

(e)                                  No Participant shall be allowed by the Employer to make Deferred Salary Contributions to the extent it would cause the Plan to violate the limitations in Section 6.4 (relating to  Code Section 415) as to that Participant.

(f)                                    A Participant who has received a hardship withdrawal pursuant to Section 12.1 of the Plan in the current calendar year or the immediately preceding calendar year shall have his or her Salary Deferral Contributions for the period, if any, restricted in accordance with Treasury rules for “safe harbor” hardship distributions.

3.5                                 Rollover Contributions

A Participant may transfer assets accumulated under another tax-qualified retirement plan by a tax-deferred rollover directly from such plan to the Trust Fund; provided that the Plan Administrator receives satisfactory evidence of such transferring plan’s tax qualification under the Code, provided, however, a participant may not rollover funds from an individual retirement account (unless it is a conduit account for a prior distribution from a tax-qualified plan) or funds which would not be taxable upon distribution.  A Participant’s Rollover Contributions shall be credited to his Rollover Contribution Account.

ARTICLE IV
MATCHING CONTRIBUTIONS

4.1                                 Matching Contributions:

(a)                                  For each Plan Year, the Employer may contribute to the Plan on behalf of each Participant, who is eligible under Article II to receive Matching Contributions, a discretionary Matching Contribution equal to a percentage of the Participant’s Deferred Salary Contributions made under Section 3.1; provided, however, that the Matching Contribution shall not match any Deferred Salary Contribution which exceeds either a percentage of a Participant’s Compensation and/or a fixed dollar amount.  The Company, by action of its Board of Directors, shall determine the amount, if any, of the Matching Contribution, including the percentage and/or dollar limitation of the preceding sentence.  The Board of Directors may also suspend or reduce Matching Contributions under this Section for any Plan Year.  Notwithstanding the foregoing, no Matching Contribution shall be made in connection with any Deferred Salary Contributions made during any payroll period that commences prior to the expiration of ninety (90) days from either a Participant’s Employment Commencement Date or the date a former Participant is reemployed by the Employer.

(b)                                 Matching Contributions shall be paid, if at all, to the Trustee not less frequently than annually and shall be credited to the Participant’s Matching Contribution Account.  In any Plan Year, the Employer may, in its sole discretion, pay an amount equal to Matching Contributions under this Section 4.1 to the Trustee more frequently than annually.

(c)                                  Matching Contributions may be invested in the manner prescribed under Article VII.

4.2                                 Correction of Excess Matching Contributions or Excess Aggregate Contributions.

(a)                                  If after the close of the Plan Year the Administrator determines that the Plan may not satisfy the Contribution Percentage Test of Section 401(m)(2) of the Code, as defined in Section 4.3 hereof, then the Employer may make Qualified Nonelective Contributions sufficient to satisfy the Contribution Percentage Test.  If the Employer does not make Qualified Nonelective Contributions in order to satisfy the Contribution Percentage Test, the Administrator shall reduce the Matching Contributions of Highly Compensated Employees to the extent necessary to satisfy the test.

(b)                                 In order to satisfy the Contribution Percentage Test, the Employer may, in its sole discretion, make Qualified Nonelective Contributions on behalf of any Participants who are not Highly Compensated Employees, as deemed appropriate by the Administrator, in an amount sufficient to satisfy the nondiscrimination test of Section 4.3.  The Employer may, in its sole discretion, make such Qualified Nonelective Contributions as either a percentage of Compensation or an additional Matching Contribution.

(c)                                  If the Administrator reduces the Matching Contributions of Highly Compensated Employees to the extent necessary to satisfy the Contribution Percentage Test, the reduction shall be made in accordance with the terms of this paragraph.  First, the Highly Compensated Employee (or Highly Compensated Employees if more than one has the same Matching Contributions for that Plan Year) with the highest

Matching Contribution for that Plan Year shall have his or her Matching Contribution reduced until his or her Matching Contribution equals the Matching Contribution of the Highly Compensated Employee(s) with the next highest Matching Contribution for that Plan Year.  If the test is not satisfied by this initial reduction, then the Highly Compensated Employees with the highest Matching Contributions for that Plan Year shall have their Matching Contributions reduced until their Matching Contributions equal the Matching Contributions of the Highly Compensated Employee(s) with the next highest Matching Contributions for that Plan Year.  Such reductions shall continue in the same manner until the test is satisfied.  No income will be distributed for the period commencing after the close of the Plan Year and ending with the date of distribution of the amount of Matching Contributions reduced.  The amount of Matching Contributions reduced in accordance with this Section 4.2(c) shall be returned to the appropriate Highly Compensated Employees no later than the close of the immediately succeeding Plan Year.

4.3                                 Contribution Percentage Test.

For purposes of Section 4.2 “Contribution Percentage Test” shall mean a test which is satisfied if either one of the following two tests are satisfied:  (a) the Contribution Percentage for the Highly Compensated Employees is not more than the Contribution Percentage for all other Eligible Employees multiplied by 1.25; or (b) the excess of the Contribution Percentage for the Highly Compensated Employees over the Contribution Percentage for all other Eligible Employees is not more than two percent (2%), and the Contribution Percentage for the Highly Compensated Employees is not more than the Contribution Percentage for all other Eligible Employees multiplied by 2.

For purposes of this Section 4.3, the “Contribution Percentage” for Highly Compensated Employees or for all other Participants for the applicable Plan Year shall mean the average of the ratios, calculated separately for each Employee in such group, of the amount of the Matching Contribution under the Plan paid on behalf of such Employee for such Plan Year to the Employee’s compensation, as defined under Section 415(c)(3) of the Code, for such Plan Year.  The applicable Plan Year for the Contribution Percentage for Highly Compensated Employees shall be the current Plan Year.  The applicable Plan Year for the Contribution  Percentage for Eligible Employees other than Highly Compensated Employees shall be the current Plan Year.

ARTICLE V
PROFIT SHARING CONTRIBUTIONS

5.1                                 Profit Sharing Contributions

The Profit Sharing Contribution of the Employer to the Plan shall be in such amount as the Employer may determine, within the limits and subject to the conditions hereinafter stated:

(a)                                  The amount of the contribution, or the formula for determining such amount, shall be communicated to the Participants within 210 days after the end of the Plan Year for which such contribution is made.

(b)                                 The Plan Year for which each contribution is made shall be designated at the time of such contribution.

(c)                                  The amount of the contribution shall be such amount of Net Income (as defined in e below) as Longs Drug Stores determines, except that in no event shall such contribution be less than ten percent (10%) of the Contribution Base (defined in paragraph d below).  Such amount shall be reduced by (1) the forfeited amounts and earnings thereon which are reallocated among the Participants as of the last day of the Plan Year for which such contribution is made and (2) the amount of the Employer’s contributions to any pension or profit-sharing arrangement, or as a matching contribution or under any collective bargaining agreement, which are deductible for its Fiscal Year immediately following the end of such Plan Year.

(d)                                 The “Contribution Base” is the Net Income of the Employer for the Fiscal Year, reduced by a sum equal to six and one-tenth percent (6.1%) of the shareholders’ equity in the Employer at the beginning of the Fiscal Year.

(e)                                  “Net Income” of the Employer for a Fiscal Year means consolidated net income before taxes on income, as shown in the financial statements of the Employer, adjusted to:

(1)                                  Increase net income by the amount shown on the financial statements as the contribution of the Employer to the Plan;

(2)                                  Decrease net income by the amount of income, franchise and similar taxes, as shown on the Employer’s books of account, imposed by any state, territory or possession of the United States; and

(3)                                  Exclude from net income the amount of gain or loss from nonrecurring transactions which are both significantly different from the customary business activities of the Employer and of sufficient material impact to be classified as extraordinary items under accounting principles established by the American Institute of Certified Public Accountants.

5.2                                 Allocation of Profit Sharing Contributions and Forfeitures

Subject to Section 5.4 below, the Profit Sharing Contributions, and forfeitures thereof, for a Plan Year shall be allocated among the Accounts of those Participants who are in the employ of the Employer on the last day of the Plan Year and who have completed 1,000 Hours of Service during the Plan Year, in the proportion that each Participant’s Units bear to the total Units credited to all Participants to whom an allocation is made for the Plan Year.  In the event that any dividends on Longs Drug Stores Stock allocated to a Participant’s Account are used to pay principal or interest on a loan described in Section 5.4, allocations of Shares in relation to the dividends so used may be made on a quarterly basis regardless of whether the Participant was employed on the last day of the Plan Year or completed 1,000 Hours of Service.  For purposes of the allocation, each Participant shall be credited with one “Unit” for each full $100 of Compensation for the Plan Year; provided, however, that no Participant shall be credited with Units in excess of one thousand (1,000).  No person who terminates employment with the Employer during the Plan Year and receives a distribution of his or her entire vested Account during the Plan Year or consents to receive a distribution of his or her entire vested Account in the immediately succeeding Plan Year (as a result of such termination of employment) shall be entitled to an allocation for the current Plan Year.

5.3                                 Allocation Limitation

If the Employer contributes an amount for any Participant during any Fiscal Year to a pension or profit-sharing plan under a collective bargaining agreement, such amount shall  reduce the allocation of the Profit Sharing Contribution (if any) made for such Participant under this Plan for the Plan Year most closely preceding the end of such Fiscal Year; provided, however, that such deduction shall not exceed the amount of the allocation which would otherwise be made for such Participant.  The amounts so reduced shall be treated as forfeitures and shall be allocated among the Accounts of Participants for whom the Employer did not reduce allocations pursuant to this Section.

ARTICLE VI
PLAN CONTRIBUTION RULES

6.1                                 Time for Payment

All contributions made by the Employer under the Plan shall be paid, delivered, or conveyed directly to the Trustee not later than the time prescribed by law for filling the Employer’s Federal income tax return for the Fiscal Year, including any extensions of such time.

6.2                                 Contributions in Cash or Property

Any contribution made under the Plan may, at the contributing party’s option, be made wholly or partly in cash or wholly or partly in property acceptable to the Trustee.  Such property may consist in whole or in part of “qualifying employer securities” as such term is defined in Section 407(d) of ERISA.  The fair market value of any property contributed by the Employer shall, when added to any cash contributed, equal the amount of the Employer contribution.  For the purposes of the Plan, the fair market value of any contribution made in property shall be determined as of the close of business on the last business day immediately preceding the making of the contribution.  Such determination shall be conclusive and binding on all persons.

6.3                                 Reversion of Employer Contributions

Except as provided in the following paragraphs (a), (b), and Section 6.4(c), the assets of the Plan shall never inure to the benefit of any Employer, and shall be held for the exclusive purposes of providing benefits to Participants and/or their Beneficiaries, and for defraying the expenses of administering the Plan.

(a)                                  In the case of an Employer Contribution which is made by virtue of a mistake of fact, this Section shall not prohibit the return of such contribution to the Employer within one (1) year after the payment of the contribution.

(b)                                 If an Employer Contribution is conditioned upon the deductibility of the contribution under Section 404 of the Code,  then to the extent  the deduction of such contribution is disallowed, this Section shall not prohibit the return to the Employer of such contribution (to the extent disallowed), within one (1) year after such disallowance of the deduction.  The Employer’s contributions to the Plan are expressly conditioned upon the deductibility of each such contribution.

6.4                                 Contribution Limitations

(a)                                  The maximum contribution limitations of Section 415 of the Code are incorporated herein by reference and terms used in this Section 6.4 shall have the meaning defined in that section of the Code.  For purposes of this Section, the limitation year shall be the calendar year.

(b)                                 If the annual additions with respect to a Participant under any other defined contribution plan and welfare benefit plans maintained by the Employer are less than the limitation imposed by Section 415 of the Code for the limitation year and the Employer Contributions that would otherwise be allocated the Participant’s account under this Plan would cause annual additions for the limitation year to exceed such limitations, the amount allocated hereunder shall be reduced so that annual additions under all such plans will equal such limitations.

(c)                                  If as of the Allocation Date the annual addition hereunder for a Participant would exceed the amount provided for in Section 6.4 as a result of  a reasonable error in estimating a Participant’s compensation, or under other limited facts and circumstances which the Commissioner of Internal Revenue finds justifies this method of allocation, then such excess amounts shall not be deemed annual additions in that limitation year and shall be treated as follows:

(1)                                  The excess amounts in the Participant’s Account consisting of Deferred Salary Contributions and any increment attributable thereto shall be returned to the Participant as soon as administratively feasible.

The excess amounts in the Participant’s Account consisting of Employer Contributions shall be used to reduce Employer Contributions for the next limitation year (and succeeding limitation years, as necessary) and allocated and reallocated in the next limitation year to all of the then Participants in the Plan (subject to the limitations of Code section 415) before any Contributions which would constitute additions may be made to the Plan for that limitation year.  For purposes of this subdivision, except as provided in (c)(1), such excess amounts may not be distributed to Participants or former Participants.

(2)                                  In the event of termination of the Plan the suspense account described in (2) above shall revert to the Employer to the extent it may not then be allocated to any Participants’ Accounts.

6.5                                 Amount of Contributions

The contribution of the Employer may be made in any amount, provided, however, that in no event shall such contribution, when added to any contribution made by the Employer to another defined contribution plan, exceed twenty-five percent (25%) of the total compensation, as defined in Code Section 415(c)(3), paid by the Employer to all of the Participants for the taxable year.

ARTICLE VII
ACCOUNTS AND INVESTMENTS

7.1                                 Participant Accounts

The Employer shall maintain one or more of the following Accounts for a Participant, as required by the nature of the contributions:

•                                            Deferred Income Account;

•                                            Matching Contribution Account;

•                                            Rollover Account;

•                                            Employer Stock Account;

•                                            Profit Sharing Account; and

•                                            Longs Drug Stores Stock Account.

7.2                                 Valuation of Accounts

Each Account shall be revalued at fair market value as of each Valuation Date, before the allocation of Employer contributions and forfeitures, if any, for the period with respect to which the revaluation is made.  By this revaluation, the balance in each Account shall be increased or decreased by each Participant’s share of the income, gains and losses of the fund since the preceding Valuation Date.

The Plan Administrator shall determine the fair market value of Trust Fund assets in compliance with this Section and the principles of Section 3(26) of ERISA and regulations issued pursuant thereto.  Valuation shall be based upon information reasonably available to the Plan Administrator, including data from, but not limited to, newspapers and financial publications of general circulation, statistical and valuation services, records of securities exchanges, appraisals by qualified persons, transactions and bona-fide offers in assets of the type in question and other information customarily used in the valuation of property for purposes of the Internal Revenue Code.  The Plan Administrator may elect to value any bank deposit, certificate of deposit, bond, interest-bearing insurance contract, promissory note or other evidence of indebtedness at its  unpaid face value, with interest accrued to the Valuation Date, if the obligation is not in default.  In determining the value of the Plan’s investment in any collective investment fund, separate account, mutual fund, partnership or similar entity, the Plan Administrator may (but need not) rely on the most recent prior valuation of units or interests in the fund, separate account, partnership or entity made by or on behalf of the fund, separate account, partnership or entity.  With respect to securities for which there is a generally recognized market, the published selling prices on or nearest to such Valuation Date shall establish the fair market value of such security.  Fair market value so determined shall be conclusive for all purposes of the Plan and Trust.

Administrative expenses which are paid or payable by the Plan shall be accounted for in the manner specified by the Plan Administrator.  In valuing the Trust Fund, the Plan Administrator may elect to treat as a Plan asset the unamortized amount of capitalized administrative expenditures paid by the Plan.

7.3                                 Trust Fund

Contributions made to the Plan, and all other assets of the Plan, shall be held in trust under one or more Trust Agreements entered into by the Employer and the Trustee.  Such Trust Agreements are hereby incorporated herein as a part of the Plan.

(a)                                  All contributions to the Plan and all amounts received from prior profit-sharing and 401(k) plans shall be held and invested by the Trustee as part of the Trust Fund in accordance with the provisions of this Plan and Trust Agreement.

(b)                                 The Trust Fund shall consist of:  the Diversified Investment Fund, the Longs Drug Stores Stock Fund, and the Loan Fund.  These investment funds may be changed, or new funds may be added, as the Plan Administrator may provide without the need for Plan amendment.

(c)                                  Each Participant may elect to invest any whole multiple of 1 percent (or such other amount as determined by the Plan Administrator by written interpretation) of the portion of his or her Deferred Income Account, Matching Contribution Account, Profit Sharing Account, or Rollover Contribution Account in the Diversified Investment Fund.  Investment directions shall be made, and changed, in the manner specified by the Plan Administrator and in accordance with applicable Plan Rules.  In the absence of a Participant’s election under this subsection, or if an election is incomplete, has been lost or misfiled, the affected portion of a Participant’s Account shall be invested in an investment option designed to preserve capital until such time as the Participant files proper investment directions in accordance with Plan Rules.  All partial distributions shall be charged proportionately to each investment fund (other than the Longs Stock Fund) in which the Participant’s account is invested at the date of such distribution.

(d)                                 The Longs Drug Stores Stock Fund shall be invested in Longs Drug Stores Stock and shall consist of all Longs Drug Stores Stock held by the Trustee and all cash held by the Trustee which is derived from dividends on Longs Drug Stores Stock Employer contributions to be invested in Longs Drug Stores Stock and sales of Longs Drug Stores Stock or warrants or rights to purchase Longs Drug Stores Stock. Pending investment in Longs Drug Stores Stock, the Trustee is expressly authorized and directed to invest any uninvested cash in the Longs Drug Stores Stock Fund in short-term, interest-bearing bills, notes, certificates of deposit, commercial paper or similar investments or to deposit such cash in a savings account with the Trustee or any other bank or savings and loan association.  For  a  reasonable period of time, pending investment or the payment of benefits or expenses, cash held in the Longs Drug Stores Stock Fund may be held uninvested without obligation for interest thereon.

(e)                                  The Diversified Investment Fund shall be invested in assets selected by the Administrator in such a manner as to permit Participants to diversify the investment of their Accounts.  The Diversified Investment Fund may consist entirely or partially of bank-pooled or common trust funds, or one or more mutual funds.

(f)                                    The Loan Fund shall be invested in loans to the Participants in accordance with Article XIII.

7.4                                 Investment of Profit Sharing Contributions and Forfeitures

(a)                                  Effective with respect to Profit Sharing Contributions made on behalf of the 2001 Plan Year, each Profit Sharing Contribution made by the Employer in the form of cash shall be credited to the Diversified Investment Fund and to the Longs Drug Stores Stock Fund, or either of them, in the proportion determined by the Employer, acting as the Plan’s sponsor, and shall be allocated among the Participant’s accounts in such Funds.  Without material exception, the Longs Drug Stores Stock Fund shall at all times be invested in Longs Drug Stores Stock.

(b)                                 Effective with respect to Profit Sharing Contributions made on behalf of the 2001 Plan Year, all contributions made by the Employer in the form of Longs Drug Stores Stock, whether as a Profit Sharing Contribution or a Matching Contribution, shall be credited to the Longs Drug Stores Stock Fund and allocated among the Participants’ Longs Drug Stores Stock Accounts in the proportions described above.

(c)                                  All forfeitures which Longs Drug Stores determines to reallocate to Participants pursuant to Section 8.3 shall be reallocated among the Participants in the proportions described in Section 5.2 and shall be credited to such Accounts as Longs Drug Stores shall determine.  Forfeitures arising in one Fund need not remain in such Fund and may be transferred to another Fund at Longs Drug Stores’ discretion.

7.5                                 Dividends on Longs Drug Stores Stock.  At the election of the Participant, cash dividends paid on Longs Drug Stores Stock allocated to the Participant’s Account in which the Participant has a vested interest may be distributed directly to the Participant.  Elections to receive distributions of cash dividends shall be made at the time and in the manner determined in the sole discretion of the Plan Administrator.  Cash dividends from Longs Drug Stores Stock which are not distributed to Participants, other income from the Longs Drug Stores Stock Fund, together with all proceeds from the sale of Longs Drug Stores Stock, shall be reinvested in the Longs Drug Stores Stock Fund.  The Trustee is expressly authorized and directed to invest in and hold common stock of the Holding Company as part of the Longs Drug Stores Stock Fund.

7.6                                 Investment Choices of Participants Age 52 or Over with Respect to Longs Drug Stores Stock Accounts

A Participant who has attained age fifty-two (52) may elect to have a portion of his or her existing Longs Drug Stores Stock Account and Employer Stock Account transferred to his or her Profit Sharing Account in any whole multiple of one percent (1%) or such other multiple determined by the Plan Administrator.

Any such election shall be made in the prescribed manner.  Thereafter, the Participant can change his or her investments within the Profit Sharing Account on the forms and at the times prescribed by the Plan Administrator.  The election may be made on the day after the day the Participant attains age 52.

ARTICLE VIII
VESTING

8.1                                 Vesting

(a)                                  The value of a Participant’s Accounts shall be fully vested and nonforfeitable when the Participant’s employment by the Employer terminates by retirement after attaining Normal Retirement Age, by death, or by reason of Disability.

(b)                                 A Participant’s Deferred Income Account, Matching Contribution Account, Employer Stock Account, and Rollover Account shall be fully vested and nonforfeitable at all times.

(c)                                  If a Participant’s employment is terminated prior to attaining his Normal Retirement Age (and for any reason other than death or Disability), he shall vest and have a nonforfeitable interest in the value of his Profit Sharing Account in accordance with the following schedule:

Percentage of
Years of Service	Accounts Vested
Less than 3 years	0%
3 years	30%
4 years	60%
5 years	100%

8.2                                 Special Vesting Considerations

In computing service under the Plan for the purpose of determining a Participant’s vested percentage under Section 8.1(c) above, all of the Participant’s Years of Service with the Employer shall be taken into account, except as follows:

(a)                                  Years of Service before January 1, 1971, shall be disregarded unless the Employee has had at least three (3) Years of Service after December 31, 1970.

(b)                                 Years of Service before January 1, 1976, shall be disregarded if such service would have been disregarded under the rules of the Plan with regard to breaks in service, as in effect on the applicable date.

(c)                                  In the case of a Participant who has a One Year Break in Service, Years of Service before such Break in Service shall not be taken into account until the Participant has thereafter completed one Year of Service.

(d)                                 In the case of a Participant who does not have any vested right under Section 8.1(c), and incurs at least five (5) consecutive One-Year Breaks in Service, then (i) Years of Service prior to such Breaks in Service shall not be taken into account for purposes of determining the vested portion of his Accounts which accrue after such Breaks in Service, and (ii) Years of Service after such Breaks in Service shall not be taken into account for purposes of determining the vested portion of Accounts which accrued before such Breaks in Service.

(e)                                  In the case of a Participant with vested rights under Section 8.1(c) who has five consecutive One Year Breaks in Service, Years of Service thereafter shall not be taken into account for purposes of determining the vested portion of his Accounts which accrued before such five consecutive One Year Breaks in Service.

(f)                                    In the case of a Participant who receives a distribution of his entire nonforfeitable Account following termination of employment, Years of Service prior to such termination of employment shall not be taken into account for purposes of determining the vested portion of any Accrued Benefits unless the Participant repays such distribution in accordance with Section 8.3.

8.3                                 Forfeitures

(a)                                  In the case of a Participant who incurs five consecutive One Year Breaks in Service, any portion of his Account in which he does not have a nonforfeitable interest shall be forfeited.

(b)                                 If a Participant whose employment is terminated elects not to receive a distribution of the nonforfeitable portion of his Account pursuant to

Article X, then the portion of his Account which is not vested shall be reallocated as a forfeiture at the end of the Plan Year in which his employment terminated.  If such a Participant subsequently is rehired prior to incurring five (5) consecutive One-Year Breaks in Service, the portion of his Account previously reallocated as a forfeiture shall be restored as if the Participant’s employment had not terminated.

(c)                                  If a Participant whose employment is terminated receives a distribution of the value of the nonforfeitable portion of his Account, any portion of his Account in which the Participant does not have a nonforfeitable interest shall be forfeited and shall be either applied to reduce the Employer contribution for the Plan Year in which the termination of employment occurs or shall be reallocated among members as part of a Profit Sharing Contribution pursuant to paragraph (d) of this Section.

If such Participant shall again become an Eligible Employee prior to incurring five (5) consecutive One-Year Breaks in Service, the Employer shall restore (as of the Participant’s reemployment) the dollar  value of his account which was forfeited, unadjusted for any gains or losses which occurred during said break in service period (and the period provided hereinafter for repayment).  The value of any such forfeited amounts previously invested in the Participant’s Longs Drug Stores Stock Account (unadjusted as provided in the preceding sentence) shall be reinvested in such Account, and the remainder of the amounts restored to a Participant’s Account shall be reinvested in the Participant’s Profit Sharing Account.  Restoration of the amount forfeited hereunder will be provided only if the Participant repays the amount of any prior distribution within five years of the date of his rehire or, if earlier, before the close of the first period of five consecutive One-Year Breaks in Service beginning with the year in which the distribution occurred.  Repayment of any amounts, previously invested in the Participant’s Longs Drug Stores Stock Account shall be reinvested in such Account.  Other sums repaid by the Participant shall be reinvested in the Participant’s Profit Sharing Account.  The provisions of this Section regarding the reinvestment of amounts repaid or restored to a Participant’s Account shall apply to each Participant or former Participant who has been reemployed by the Employer, whether before or after the Effective Date.

(d)                                 Longs Drug Stores shall have the discretion to determine the amount, if any, of any forfeitures resulting from the operation of this Article, or any other provision of the Plan, which in the Plan Year in which the forfeiture occurs, or any later plan year, shall be used (1) to pay administrative costs, (2)  reduce Employer contributions, or (3) to be reallocated among the Participants as an additional Profit Sharing Contribution.

ARTICLE IX
BENEFICIARY DESIGNATIONS

9.1                                 Designation of Beneficiary

(a)                                  Each Participant shall, at or after the time he becomes a Participant, designate one or more persons as Beneficiary of his Account.  If more than one Beneficiary is named, the Participant may specify the sequence and/or proportion in which payments shall be made to each Beneficiary.  The designation shall be made in the manner prescribed by the Administrator and shall, subject to the provisions of Paragraph (b), become effective when filed with the Administrator.  A Participant may from time to time, subject to the provisions of Paragraph (b), change his Beneficiary by filing a new designation form with the Administrator.

(b)                                 Should the Participant designate a person other than (or in addition to) his Spouse as Beneficiary and not obtain  Spousal Consent, then any benefits payable under the Plan upon the Participant’s death shall be paid entirely to the Participant’s surviving Spouse.  In addition, the designation of a Beneficiary or any revocation or change in Beneficiary which has the effect of designating a person as Beneficiary who is not the Participant’s spouse will not be valid unless accompanied by, or in accordance with a previously filed, Spousal Consent.

(c)                                  Should the Participant die without having any effectively-designated surviving Beneficiary, then the Beneficiary shall be the Spouse of the Participant, if then living.  If there is no surviving Spouse, then the Beneficiary shall be the Participant’s estate.

(d)                                 In the event of the death of any duly designated Beneficiary subsequent to the death of the Participant, the right to receive the value of the Accounts included in the designation shall (unless the Participant shall have instructed otherwise) pass under such duly designated Beneficiary’s will, or by the laws of descent and distribution applicable to such Beneficiary.

ARTICLE X
DISTRIBUTION OF BENEFITS

10.1                           Distribution of Accounts on Retirement, Termination or Disability

(a)                                  A Participant’s Account shall be available for distribution to him or her in the event of his or her termination of employment for any reason including Retirement or Disability.  Distribution of a Participant’s Accounts shall be in one lump sum cash payment unless the Participant elects to receive his or her Accounts in another form pursuant to Section 10.4.

(b)                                 No distribution shall be made on account of a termination of employment of a Participant who has not attained age 59 ½ until 60 days have expired from the date of termination, and if the Participant is reemployed by the Employer during such 60-day period, no distribution shall be made on account of such termination of employment.

(c)                                  If a Participant or former Participant is rehired as an Employee sixty (60) days or more after termination of employment, and such Participant or former Participant did not request to receive a distribution prior to his or her reemployment date, the Participant’s Account no longer shall be available for distribution based upon the prior termination of employment.

(d)                                 Unless the Participant otherwise elects, a Participant’s Plan benefit shall, under no circumstances, be distributed commencing later than the sixtieth (60th) day after the latest of the close of the Plan Year in which:

(1)                                  occurs the date on which a Participant attains Normal Retirement Age,

(2)                                  occurs the tenth (10th) anniversary of the year in which a Participant commenced participation in the Plan, or

(3)                                  a Participant terminates his service with an Employer.

10.2                           Distributions On Termination - Small Accounts

If, on termination of employment, a Participant’s nonforfeitable interest in the value of his Account (determined as of the Valuation Date next following the date of termination of employment) is not greater than $5,000, and as of the date of any previous distribution never exceeded $5,000, all nonforfeitable amounts in the Participant’s Account as of such Valuation Date shall be distributed to the Participant in a single lump sum in cash.  For purposes of this determination, the value of a Participant’s nonforfeitable Account balance shall be determined without regard to that portion of the Account that is attributable to Rollover Contributions (and earnings allocable thereto) within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code.  If the value of a Participant’s Vested Account is zero, the Participant shall be deemed to have received a distribution of such nonforfeitable interest.

10.3                           Distribution on Termination - Large Accounts

If, on termination of employment, a Participant’s nonforfeitable interest in the value of his Account (determined as of the Valuation Date next following the date of termination of employment) is greater than $5,000 and such Participant fails to consent to a distribution, all amounts credited to the Participant’s Account shall be retained in the funds until:

(1)                                  forfeited and applied as permitted under Section 16.13; or

(2)                                  consented to and distributed under the provisions of Section 10.1.

10.4                           Form of Payment

The nonforfeitable portion of the Participant’s Account shall be paid in a single distribution, in (a) cash, or (b) shares of an open-ended registered investment company (“mutual fund”) in which such Accounts are invested, (c) in shares of Longs Drug Stores Stock under Section 10.6, or (d) a combination thereof.  In the event the Participant fails to make an affirmative election, the distribution shall be in cash.  The value of the vested balances of such Accounts shall be determined as of the Valuation Date coinciding with or immediately following the date the Plan receives the consent of the Participant to the distribution.

10.5                           Allocations Subsequent to Distribution.

If any contribution is allocated to a Participant’s Account after a complete distribution of the Participant’s Account is made, the amount allocated to a Participant’s Account shall be paid to the Participant as soon as administratively feasible in cash in one lump sum unless the Participant previously elected to receive one or more Accounts in kind.

10.6                           Distributions of Stock

Notwithstanding anything to the contrary in this Plan, pursuant to a proper election by the Participant, the vested interest of a Participant’s Longs Drug Stores Stock Account and/or Employer Stock Account shall be distributed in the form of cash or one or more whole shares of Longs Drug Stores Stock (and cash for any fractional shares) at the same time or times as the Participant’s other Accounts are distributed.  If the Administrator is not in receipt of a proper election at the time of distribution, the Participant will be deemed to have elected a distribution in the form of cash.

10.7                           Distribution Limitations

Notwithstanding any provision in this Plan to the contrary, distributions under the Plan shall comply with Section 401(a)(9) of the Code and regulations promulgated thereunder.  Accordingly, unless otherwise permitted by law, a Participant’s benefits shall be distributed to him no later than April 1 of the calendar year following the later of (1) the calendar year in which he attains age seventy and one-half (70½) or (2) in the case of a Participant other than a “five percent owner,” the calendar year in which he retires.  “Five percent owner” means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than five percent (5%) of the capital or profits interest in the Employer.  Any Participant who commenced receiving minimum benefit distributions under the prior plans prior to January 1, 2002 and is not a five percent owner may elect to stop receiving such distributions.  Any distribution under this provision will be made in a lump sum payment.

ARTICLE XI
DEATH OF A PARTICIPANT

11.1                           Death Benefit

If a Participant dies prior to the date he terminates employment with the Employer, then such deceased Participant’s Account shall be paid to his Beneficiary, within a reasonable time after the Participant’s death, in a single lump sum payment.  The payment shall be in cash, including the cash value of the whole Shares and fractional Shares which the Participant’s Account is invested in the Longs Drug Stores Stock Fund, unless the Beneficiary otherwise elects to receive the whole Shares in-kind at any time prior to the distribution of such deceased Participant’s benefits.

11.2                           Payment of Death Benefit

If there is doubt as to the right of any Beneficiary to receive any portion of a deceased Participant’s Account, the Administrator may retain such amount until the rights thereto are determined, or may pay such amount into any court of appropriate jurisdiction, in either of which events neither the Plan Administrator, Employer, Longs Drug Stores or Trustees shall be under any other liability to any person in respect of such amount.  Prior to the Participant’s death, no designated Beneficiary shall acquire any interest in the benefit amount included in the designation.

ARTICLE XII
WITHDRAWALS WHILE EMPLOYED

12.1                           Hardship Withdrawals

A Participant (including a suspended Participant) may request, (1) that any dollar value (but in no event more than the Account balance as of the applicable Valuation Date) of his Deferred Income Account standing to his credit as of December 31, 1988 plus all Deferred Salary Contributions and Catch-up Contributions (but not earnings thereon) subsequently allocated to his Deferred Income Account be canceled as of the Valuation Date immediately following receipt of such request by the Plan Administrator, and (2) that the dollar value as of said Valuation Date be paid to him in cash.  Funds withdrawn hereunder shall be withdrawn from the investment funds in the same proportion as the Account is invested as of said Valuation Date (excluding the Longs Drug Stores Stock Fund).

12.2                           Criteria for Hardship Withdrawals

(a)                                  A Participant’s request, pursuant to Section 12.1, may be approved by the Plan Administrator, if such Plan Administrator determines that the distribution is necessary in light of immediate and heavy financial needs of the Participant.  In making its determination the Plan Administrator shall review the Participant’s Hardship, and may request such verification or financial information as it deems necessary and appropriate.  The amount approved hereunder may not exceed the amount required to meet the immediate financial need created by the Hardship, and not reasonably available from other sources of the Participant.  The Plan Administrator’s determination of the existence of Hardship and the amount required to meet the need created by the Hardship shall be made in a uniform and nondiscriminatory manner with respect to all Participants.

(b)                                 The Plan Administrator shall not approve a withdrawal hereunder unless a Participant satisfies paragraph 1 and 2 hereof:

(1)                                  The Participant must submit an application to the Plan Administrator stating that the withdrawal is necessary to:

(A)                              Pay for Medical expenses described in Section 213(d) of the Code incurred by the Participant, his spouse or his dependents (as defined in Section 152 of the Code) or necessary for these persons to obtain medical care described in Section 213(d) of the Code;

(B)                                purchase the Participant’s principal residence (excluding expenses for mortgage payments or repair, remodeling, refinancing or leasing such residence);

(C)                                pay tuition related educational fees, and room and board for the next twelve (12) months of post-secondary education for the employee, the employee’s spouse or the employee’s dependents (as defined in Section 152 of the Code);

(D)                               prevent the Participant’s eviction from his principal residence or the foreclosure on the mortgage of the Participant’s principal residence; or

(E)                                 meet such other needs as the Commissioner of the Internal Revenue Service may deem to be an immediate and heavy financial need, through publication of revenue rulings, notices and other documents of general applicability.

(2)                                  In the application for withdrawal the Participant must:

(A)                              represent that his financial need cannot be met through reimbursement or compensation from insurance, by reasonable liquidation of the Participant’s assets (to the extent such liquidation would not itself cause a hardship), by cessation of Deferred Salary Contributions, by other distributions or nontaxable loans currently available under all tax-qualified and non-qualified plans sponsored by the Company, or by borrowing from commercial sources on commercially reasonable terms; or

(B)                                satisfy such other conditions as the Commissioner of the Internal Revenue Service specifies, through publication of revenue rulings, notices and other documents of general applicability, are necessary to have a hardship deemed to be for an immediate and heavy financial need.

12.3                           In-Service Distributions.

A Participant in active employment with the Employer who has attained age fifty-nine and one-half (59½) may, by submitting an election to the Plan Administrator, elect to withdraw all or any portion of his Account not previously withdrawn, including all earnings thereon, if any.  The dollar value or amount specified in the Participant’s withdrawal request shall be paid to him in cash or in kind in accordance with Section 10.4.  Unless otherwise directed by the Participant, funds withdrawn hereunder shall be withdrawn from the investment funds in the same proportion as the Participant’s Account is invested as of said Valuation Date.

12.4                           Plan Administrator Approval

All withdrawals made pursuant to this Article shall be subject to approval by the Plan Administrator and shall be in such increments or minimum amounts as shall be determined by the Plan Administrator from time to time.

ARTICLE XIII
LOANS TO PARTICIPANTS

13.1                           General Loan Requirements

(a)                                  A Participant, (including a suspended Participant) may request a loan from the Trust Fund.  The amount of the loan shall not exceed the lesser of (1) $50,000 reduced by the difference (if any) of (x) the highest outstanding balance of plan loans during the one-year period ending on the day preceding the day of the Plan loan minus (y) the outstanding balance of Plan loans on the date the loan is made, or (2) one-half (½) the value of the Participant’s non-forfeitable Account balance or (3) the value of the Participant’s non-forfeitable Account balance attributable to Deferred

Salary Contributions, Catch-up Contributions, Matching Contributions and Rollover Contributions.

(b)                                 Subject to the restrictions of paragraph A above, in no event shall any loan be made in an amount which is less than $500 or such other minimum amount as the Plan Administrator shall determine from time to time.

(c)                                  Loans shall be made available to all Participants who are actively employed by the Employer, as well as any other Participant or Beneficiary who is a party-in-interest as defined in Section 3(14) of ERISA, provided such class of Participants or Beneficiaries does not discriminate in favor of Highly Compensated Employees.

13.2                           Loan Application

A Participant’s application for a loan shall be made in the manner prescribed by the Plan Administrator.  If the loan is approved, the Trustee shall establish a special loan fund as a sub-account in the Participant’s Account by liquidating  a portion of the investments of the Participant’s Account in the amount of the loan and establishing such amount as the value of the special loan fund.  The Trustees shall then issue a check to the Participant in the amount of the loan from the special loan fund.

13.3                           Collateralization

Each loan shall be made against collateral, such collateral being the assignment of fifty percent (50%) of the borrower’s entire right, title and interest in his nonforfeitable Participant’s Account, supported by the borrower’s collateral promissory note for the amount of the loan, including interest, payable to the order of the Trustee.

In the event the borrower defaults on his loan, the Trustee shall not foreclose on the collateral until the earlier of the date the employee attains age 59-1/2, severs from employment, retires, dies or becomes disabled, the Plan is terminated or another distribution event qualified under Section 401(k)(2) or (10) of the Code.

13.4                           Interest Rate

Each loan agreement shall provide for the payment of interest at an annual percentage rate to be fixed by the Plan Administrator, provided that such rate shall not violate any applicable usury law.  The Plan Administrator shall not discriminate among Participants in the matter of interest rates; but loans granted at different times may bear different interest rates.

13.5                           Repayment

The repayment of any loan granted pursuant to this Article shall be in accordance with the terms and conditions determined by the Plan Administrator; provided,

however,  every loan shall be repaid in substantially level periodic installments (not less frequently than quarterly) in accordance with a schedule over a period not to exceed five (5) years, unless such loan was for the purpose of acquiring the Participant’s principal residence, in which case the period of repayment shall not exceed ten (10) years.   A loan may not be refinanced, but a Participant may have up to two loans outstanding at a time.  There shall be no penalty for prepayment of any loan.  A borrower who is on a Leave of Absence without pay from the Company may request that the quarterly payments be suspended for that period, but in no event in excess of one year.

13.6                           Forwarding of Loan Payments to Trustee

The Plan Administrator shall forward all interest payments and principal payments to the Trustee for investment as soon as administratively possible.

13.7                           Separation from Employment

Upon a Participant’s severance of employment, whether by reason of retirement, death, Disability or termination of employment, any outstanding loan balance shall be immediately due and payable.  The Plan Administrator shall then foreclose on the loan and deduct any outstanding balance from the Participant’s Account value prior to distribution.

13.8                           Additional Rules

All loans shall be subject to such further rules and regulations as the Plan Administrator shall from time to time prescribe and administer in a non-discriminatory manner.

ARTICLE XIV
ADMINISTRATION OF THE PLAN

14.1                           Plan Sponsor and Plan Administrator

The Company is the “Plan Sponsor” and the “Plan Administrator” and shall be considered the “named fiduciary” for the purposes of ERISA and the Code.

14.2                           Powers of the Plan Administrator

The Plan Administrator shall have the power and the duty to take all actions and to make all decisions necessary or proper to carry out the provisions of the Plan.  The Plan Administrator shall have the discretionary authority to determine any question involving the general administration and interpretation of the Plan and the Plan Administrator’s determination shall be final, conclusive and binding.  Without limiting the generality of the foregoing, the Plan Administrator shall have the following powers and duties:

(a)                                  To require any person to furnish such information as it may request for the purpose of the proper administration of the Plan as a condition to receiving any benefits under the Plan;

(b)                                 To make and enforce such rules and regulations and prescribe the use of such forms as it shall deem necessary for the efficient administration of the Plan;

(c)                                  To authorize all disbursements by the Trustee from the Trust;

(d)                                 To maintain all records necessary for the administration of the Plan, other than those maintained by the Trustee;

(e)                                  To interpret the Plan, and to resolve ambiguities, inconsistencies and omissions, which findings shall be binding, final and conclusive;

(f)                                    To decide on questions concerning the Plan and the eligibility of any Employee to participate in the Plan, in accordance with the provisions of the Plan;

(g)                                 To determine the amount of benefits which shall be payable to any person in accordance with the provisions of the Plan and to determine all claims for benefits under the Plan;

(h)                                 To determine, compute and certify to the Trustee the amount and kind of benefits payable to the Participants and Beneficiaries;

(i)                                     To designate persons to carry out any duty or power which would otherwise be a fiduciary responsibility of the Plan Administrator under the terms of the Plan;

(j)                                     To appoint and to replace the Trustee.  Except as may otherwise be provided, the Trustee shall have exclusive authority and discretion to manage and control the assets of the Plan, and no power conferred upon the Plan Administrator under this Section shall confer any responsibility or authority upon the Plan Administrator with respect to the management or control of such assets; and

(k)                                  To exercise all other powers or duties granted to the Plan Administrator by other provisions of the Plan or Trust Agreement.

14.3                           Selection of Professional Counselors Other Than Investment Manager

The Plan Administrator may employ  one or more attorneys, accountants,  actuaries, consultants and such clerical, medical and other accounting services as it may require in carrying out the provisions of the Plan or in complying with requirements imposed by ERISA and the Code.

14.4                           Claim Procedure

(a)                                  Any claim for a Plan benefit hereunder shall be filed by a Participant or Beneficiary (claimant) of this Plan on the form prescribed for such purpose with the Plan Administrator, or in lieu thereof, by written or electronic communication which is made by the claimant or the claimant’s authorized representative which is reasonably calculated to bring the claim to the attention of the Plan Administrator.

(b)                                 If a claim for a Plan benefit is wholly or partially denied, notice of the decision shall be furnished to the claimant by the Plan Administrator within a reasonable period of time after receipt of the claim by the Plan Administrator.

(c)                                  Any claimant who is denied a claim for benefit shall be furnished notice setting forth:

(1)                                  the specific reason or reasons for the denial;

(2)                                  specific reference to the pertinent Plan provisions upon which the denial is based;

(3)                                  a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

(4)                                  an explanation of the Plan’s claim review procedure.

(d)                                 In order that a claimant may appeal denial of a claim, a claimant or his duly authorized representative:

(1)                                  may request a review by written application to the Plan Administrator not later than sixty (60) days after receipt by the claimant of notification of denial of a claim;

(2)                                  may review pertinent documents; and

(3)                                  may submit issues and comments in writing.

(e)                                  A decision on review of a denied claim shall be made not later than sixty (60) days after the Plan’s receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered within a reasonable period of time, but not later than one hundred twenty (120) days after receipt of a request for review.

The decision on review shall be in writing and shall include the specific reason(s) for the decision and the specific reference(s) to the pertinent Plan provisions on which the decision is based.

14.5                           Source of Payment of Expenses

All expenses prior to the termination of the Plan that shall arise in connection with the administration of the Plan, including but not limited to, the compensation of the Trustee, administrative expenses and proper charges and disbursements of the Trustee, and compensation and other expenses and charges of any counsel, accountant, specialist or other person who shall be employed by the Plan Administrator in connection with the administration thereof, may be paid from the Trust Fund to the extent not paid by the Employer, except that expenses attributable to investments earmarked to a Participant’s Account may be charged to that Participant’s Account.

14.6                           Compensation of the Plan Administrator

The Plan Administrator shall serve without compensation from the Plan for such services, but all reasonable expenses incurred in the performance of its duties shall, to the extent not paid by the Employer, be paid from the Trust Fund.  Unless otherwise determined by the Plan Administrator or unless required by any Federal or  State law, the Plan Administrator shall not be required to give any bond or other security in any jurisdiction.

14.7                           Fiduciary Liability Insurance and Indemnification of Fiduciaries

The Plan Administrator shall, to the extent permitted by law, procure and pay (from assets of the Plan or the Employer) insurance premiums for fiduciary liability insurance covering the Board of Directors, the Plan Administrator and other such Employees of the Employer as the Plan Administrator shall in its discretion determine.

To the extent such insurance is not obtained and to the fullest extent permitted by law, the Employer shall indemnify and save harmless the Board of Directors, the Plan Administrator, and any individual Employee or member of the Board of Directors delegated a duty pursuant to Section 14.2, against any and all expenses, liabilities and claims (including legal fees incurred to defend against such liabilities and claims) arising out of their discharge in good faith of responsibilities under or incident to the Plan.  Expenses and liabilities arising out of willful misconduct shall not be covered under this indemnity.  This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Employer or provided by the Employer under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, as such indemnities are permitted under applicable law.  Payments with respect to any indemnity and payment of expenses or fees shall be made only from assets of the Employer and shall not be made directly or indirectly from Trust assets.

ARTICLE XV
AMENDMENT OR TERMINATION

15.1                           Board of Directors Right to Amend

The Company reserves the right at any time and from time to time (and retroactively if deemed necessary or appropriate to meet the requirements of the Code or ERISA) to modify or amend, in whole or in part, any or all of the provisions of the Plan.  The Plan Administrator may adopt amendments to the Plan which do not significantly affect the cost of the Plan and which may be necessary or appropriate to qualify for maintaining the Plan, the Trust and any contract with an insurance carrier which may form a part of the Plan, as a plan and trust meeting the requirements of Sections 401(a) and 501(a) of the Code.  No modification or amendment shall make it possible for any part of the corpus or income of the Trust Fund to be used for, or diverted to, purposes other than for the exclusive benefit of Participants and their Beneficiaries under the Plan prior to the satisfaction of all liabilities with respect thereto.  Moreover, no amendment or modification shall make it possible to deprive any Participant of a previously accrued benefit, except to the extent permitted by the Code and ERISA.

In the event of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant shall be entitled to receive a benefit if the Plan were to terminate immediately after the merger, consolidation, or transfer, which is not less than the benefit he would have been entitled to receive if the Plan had terminated immediately before the merger, consolidation, or transfer.

15.2                           Termination of Plan; Discontinuance of Contributions

(a)                                  The Plan is intended to be a permanent program, but the Company may terminate the Plan at any time, and an Employer shall have the right at any time to declare the Plan terminated completely as to it or as to any of the Employer’s divisions, facilities, or operational units.

(b)                                 If the Plan Administrator determines in its sole discretion that the Plan has been terminated partially or completely, within the meaning of regulations under Code Section 411, the Plan Administrator shall determine the date of such termination and who has been affected by the termination, and the Accounts of the affected Participants shall be fully vested in accordance with Code Section 411.  The Accounts of the affected Participants shall remain payable under the terms set forth in the Plan, except as provided in subsection (c).

(c)                                  In connection with a termination or partial termination of the Plan or thereafter, the Plan Administrator may elect to discharge all of the Plan’s obligations to affected Participants.  In such event, the Plan Administrator shall direct the Trustee to liquidate the necessary portion of the Trust Fund and distribute the Accounts of the affected Participants, less proportionate shares of the expenses of termination, to the persons entitled thereto.

(d)                                 An Employer shall have the right at any time to discontinue contributions to the Plan completely or as to any of the Employer’s divisions, facilities or operational units.  A complete discontinuance of contributions shall constitute a plan termination and the rules of paragraphs (a), (b), and (c) shall apply.

15.3                           Allocation of Assets on Plan Termination

Anything in the Plan to the contrary notwithstanding, no Employer, upon any termination or partial termination of the Plan, shall have any obligation or liability whatsoever to make any further contributions (including all or any part of any contributions payable prior to any termination of the Plan), to the Plan.  Neither the Trustee, the Board of Directors, the  Plan Administrator, nor any Participant, Employee,  or Beneficiary shall have any right to compel an Employer to make any payment on behalf of the Plan after the termination or partial termination of the Plan.

ARTICLE XVI
GENERAL PROVISIONS

16.1                           No Employment Rights Conveyed by Participation in Plan

This Plan shall not be deemed to constitute a contract between the Employer and any Employee or other person whether or not in the employ of the Employer, nor shall anything herein contained be deemed to give any Employee or other person, whether or not in the employ of the Employer, any right to be retained in the employ of the Employer, or to interfere with the right of the Employer to discharge any Employee at any time and to treat him without regard to the effect which such treatment might have upon him as a Participant of the Plan.

16.2                           Benefits Not Assignable

Except as may otherwise be provided by law and by the following paragraph, no distribution or payment under the Plan to any Participant or Beneficiary, shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, whether voluntary or involuntary, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void.  No distribution or payment from the Plan shall be, in any way, liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to such distribution or payment.  If any Participant, or Beneficiary is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any such distribution or payment, voluntarily or involuntarily, the Plan Administrator, in its discretion, may hold or cause to be held or applied, such distribution or payment  or any part thereof to or for the benefit of such Participant, Beneficiary, or joint annuitant in such manner as the Plan Administrator shall direct.

Notwithstanding the foregoing, (a) the right to a benefit payable with respect to a Participant pursuant to a “qualified domestic relations order” (as defined in Section 414(p) of the Code) may be created, assigned or recognized, and the Plan Administrator shall establish reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders in a manner consistent with Section 414(p) of the Code; (b) a Participant or Beneficiary may direct the Plan to pay all, or any portion, of a benefit payment to a third party (which may include the Employer) if:  (i) it is revocable at any time by the Participant or Beneficiary;  (ii) the third party files a written acknowledgement with the Administrator stating that the third party has no enforceable right in, or to, any benefit payment or portion thereof (except to the extent of payments actually received pursuant to the terms of the arrangement).  A blanket written acknowledgement for all Participants and Beneficiaries who are covered under this arrangement with the third party is sufficient.  The written acknowledgement shall be filed with the Administrator not later than 90 days after the arrangement is entered into; and (iii) all assignments by the Participant or Beneficiary do not, in the aggregate, exceed ten percent (10%) of any benefit payment, and are neither for the purpose nor have the effect of  defraying plan administration costs; and (c) the Plan may make any of the following arrangements: (i) any arrangement for the withholding of federal, state or local taxes from benefit payments; (ii) any arrangement for the recovery by the Plan of overpayments of benefits previously made to a Participant or Beneficiary; (iii) any arrangement for the transfer of benefit rights from the Plan to another plan; or (iv) any arrangement for the direct deposit of benefit payments in an account with a bank, savings and loan association or credit union, provided that such arrangement is not part of an arrangement constituting an assignment or alienation.

16.3                           Incompetence of Beneficiary

If the Administrator determines that any person entitled to payments under the Plan is a minor or is incompetent by reason of physical or mental disability, it may cause all payments thereafter becoming due to such person to be made to any other person for his benefit, without responsibility to follow application of amounts so paid.  Payments made pursuant to this provision shall completely discharge the Plan, the Employer, the Plan Administrator and the Trustee from liability with respect to such payments.

16.4                           Limitation of Employer Responsibility for Benefits

The Trust Fund shall be the sole source of benefits under this Plan, and each Employee, Participant, Beneficiary, or any other person who shall claim the right to any payment or benefit under this Plan shall be entitled to look only to the Trust Fund for payment of benefits.  Except as may be otherwise provided by

ERISA or other applicable law, the Employer shall have no liability to make or continue from its own funds the payment of any benefit under the Plan.

16.5                           Who May Serve in Fiduciary Capacity

Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan and any Trust Agreement which provides for the Trust Fund.

16.6                           Intent to Comply with Section 401(a) of the Code

The Employer intends that the Plan (including the Trust Agreement forming a part thereof) shall be a qualified employee plan of an Employer for the exclusive benefit of its Employees or their Beneficiaries as provided for in Section 401(a) of the Code (or as may be provided for in any similar provisions of subsequent revenue laws) and that the Trust Agreement shall be a qualified trust and exempt from taxation under Section 501(a) of the Code (or as may be provided for in any similar provisions of subsequent revenue laws).

16.7                           Governing Law

The provisions of the Plan shall be construed, administered and governed according to ERISA, other applicable Federal laws, and the laws of the State of California.

16.8                           Forms

All elections, designations, requests, notices, instructions, and other communications from Participants and their Beneficiaries or other persons to the Plan Administrator required or permitted under the Plan shall be in such form or manner as is prescribed from time to time by the Plan Administrator, shall be delivered in the manner and to such location as shall be specified by the Plan Administrator, and shall be deemed to have been given and delivered to the Plan or Administrator only upon actual receipt thereof by the Plan Administrator at such location.

16.9                           Communications

All notices, statements, reports and other communications from the Company or the Plan Administrator to Employees, Participants and their Beneficiaries or other persons required or permitted under the Plan shall be deemed to have been duly given when delivered to such person, personally or electronically, or when mailed by first-class mail, postage prepaid and addressed to such person at his address last appearing on the records of the Plan Administrator.

16.10                     Agent for Service of Process

The Secretary of the Company or such other person as may from  time to time be designated by the Plan Administrator shall  be the agent for service of process under the Plan.

16.11                     Construction of Plan

Headings to the Articles, Sections or subsections of the Plan  have been supplied for convenience only and are not to be   taken as limiting or extending the meanings of any of the   provisions of the Plan.

16.12                     Plan Charges and Losses; Errors and Omissions

In the event the Plan or any Plan Participant incurs a brokerage commission charge, investment commission or load, market revaluation loss or charge, or similar items, or   incurs a loss as a result, either directly or indirectly, of an error or omission of the Company, the Plan Administrator, the Trustee or any agent of said parties, the Company may contribute to the Plan an amount which it determines in its sole and absolute discretion will fully or partially pay for such charge or loss, and may allocate such contribution among the individual accounts of the Plan Participants in any manner which the Company may determine in its sole discretion to be equitable, including an allocation by the amount of the loss or charge or by account balance, regardless of whether or not the Company is legally liable for such loss or whether or not such payment may be deductible on the Company’s federal income tax return.

16.13                     Escheat.  If the Plan Administrator cannot ascertain the whereabouts of any person to whom a payment is due under the Plan and if, after three years from the date such payment is due, a notice of such payment due is mailed to the last known address of such person, as shown on the records of the Plan Administrator or the Company, and if within three months after such mailing such person has not made claim therefor, then the Plan Administrator may direct that such payment and all remaining payments otherwise due to such person be forfeited and cancelled on the records of the Plan.  Upon such event, the Plan Administrator may, at his discretion, either (i) direct that such amount escheat to the State of California pursuant to that state’s law of escheat, or (ii) direct that such amount be treated as a Forfeiture in accordance with the provisions of Section 8.3.  Upon such forfeiture, the Plan and the Trust shall have no further liability therefor, except that, in the event such person later notifies the Plan Administrator of his whereabouts and requests the payment or payments due him under the Plan, the amount so applied shall be paid to him as provided in the Plan.

ARTICLE XVII
TOP HEAVY PROVISIONS

17.1                           Top-Heavy Plan Defined

This Article shall apply  to any Plan Year for which the Plan is a “Top-Heavy.”  The Plan shall be a “Top-Heavy” in a Plan Year if, as of the “Determination Date” (as defined in Section 15.2), the value of the “Accumulated Account” (as defined in Section 15.2) of “Key Employees” (as defined in Section 15.2) exceeds sixty percent (60%) of the present value of the “Accumulated Account” under the Plan of all Employees (as defined in Section 15.2) and Key Employees.

In determining whether this Plan is a Top-Heavy Plan, all employers that are aggregated under Section 414(b), (c) and (m) of the Code shall be treated as a single employer.  In addition, all plans that are part of the “Required Aggregation Group” (as defined in Section 15.2) shall be treated as a single plan.

17.2                           Other Definitions

For the purposes of this Article, the following terms shall have the following meanings:

(a)                                  “Accumulated Account” means the total value of an Employee’s Accounts under the Plan and the accounts, or present value of accrued benefits, under any other plan in the Required Aggregation Group, as of the Valuation Date which coincides with or immediately precedes the Determination Date.  Accumulated Accounts includes:

(1)                                  amounts attributable to Employee contributions (other than deductible Employee contributions),

(2)                                  amounts rolled over or transferred directly from a plan sponsored by an unrelated employer (within the meaning of Code Section 414(b), (c) or (m)), but only if received by the Plan before January 1, 1984,

(3)                                  amounts rolled over or transferred directly from a plan sponsored by a related employer (within the meaning of Code Section 414(b), (c) or (m)), without regard to when received by the Plan,

(4)                                  distributions to former Employees during the one (1) year period ending on the Determination Date; and

(5)                                  distributions to Employees, prior to their termination of employment, during the five (5) year period ending on the Determination Date.

Accumulated Accounts will not include any distribution rolled over or transferred directly to a related employer (within the meaning of Code Section 414(b), (c) or (m)).

(b)                                 “Compensation” means the Participant’s compensation as defined in Section 415(c)(3) of the Code.

(c)                                  “Determination Date” means the last day of the preceding Plan Year.

(d)                                 “Employee” means (1) a current employee or (2) a former employee who  has performed services for the Employer during the one (1) year period preceding the Determination Date.  If any individual has not performed services for the Employer at any time during the one (1) year period ending on the Determination Date, the Account of such individual shall not be taken into account.

(e)                                  “Key Employee” means any employee or former employee (including any deceased employee) who at any time during the plan year that includes the determination date was an officer of the employer having annual compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code for plan years beginning after December 31, 2002), a 5-percent owner of the employer, or a 1-percent owner of the employer having annual compensation of more than $150,000.  For this purpose, annual compensation means compensation within the meaning of section 415(c)(3) of the Code.  The determination of who is a key employee will be made in accordance with section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(f)                                    “Required Aggregation Group” means

(1)                                  Each stock bonus, pension, or profit sharing plan of the Employer in which a Key Employee participates and which is intended to qualify under Section 401(a) of the Code; and

(2)                                  Each other such stock bonus, pension or profit sharing plan of an Employer which enables any plan in which a Key Employee participates to meet the requirements of Section 401(a)(4) or Section 410 of the Code.

17.3                           Top-Heavy Contributions

With respect to any Participant who is an Employee as of the last day of the Plan Year in which the Plan is Top Heavy, who is not a Key Employee and who is not covered by a defined benefit plan of the Employer which provides the minimum benefit required by Section 416(c)(1) of the Code, the aggregate Employer Contributions and forfeitures allocated to each such Participant under the Plan and any other defined contribution plan maintained by the Employer shall be equal to not less than the lesser of:

(a)                                  Three percent (3%) of such Participant’s Compensation in the Plan Year, or

(b)                                 The percentage of such Participant’s Compensation in the Plan Year which is equal to the percentage at which contributions (including Deferred Salary Contributions) and forfeitures are made to the Key Employee for whom such percentage is the highest for the year.

The percentage referred to in subparagraph (b) above shall be determined by dividing the contribution and forfeitures allocated to the Key Employee by such Key Employee’s Compensation.  The Employer shall make such additional contribution to the Plan as shall be necessary to make the allocation described above.  An adjustment shall be made to this section, as permitted under Treasury Regulations, in the event an employee is also entitled to an increased benefit in any other Top Heavy plan while it is in the Required Aggregation Group with this Plan.

17.4                           Top-Heavy Vesting.  If the Plan is Top-Heavy in a Plan Year, the non-forfeitable percentage of the Account for such Plan Year of a Participant who is credited with an Hour of Service in such Plan Year shall be determined in accordance with the schedule shown below or the vesting schedule otherwise shown in Article IX of the Plan, whichever is more favorable to the Participant:

Years of Service	Non-Forfeitable Percentage
0	0%
1	0%
2	20%
3	40%
4	60%
5	100%

A Participant’s non-forfeitable benefit shall not be less than the value of his Account attributable to his non-forfeitable benefit determined as of the last day of the last Plan Year in which the Plan was a Top-Heavy Plan.  If the Plan ceases to be Top-Heavy, each Participant with three (3) or more Years of Service (determined as of the first day of the Plan Year in which the Plan ceases to be Top-Heavy) shall have the right to have his vested benefit determined in accordance with the schedule contained in this Section or the vesting schedule contained in Article IX of the Plan.  Each such Participant shall have the right to elect the applicable schedule in accordance with regulations issued under Section 411(a)(10) of the Code.

ARTICLE XVIII
DIRECT ROLLOVER OF BENEFITS

18.1                           Right to Direct Rollover

Except as otherwise provided, any Distributee may elect, in accordance with the provisions of this Article 18, to have all or a designated portion of an Eligible Rollover Distribution paid directly to a specified Eligible Retirement Plan in a Direct Rollover.

18.2                           Limitations on Direct Rollover

(a)                                  Aggregate Distributions of Less than $200.  If all of the Eligible Rollover Distributions paid to a Distributee during a Plan Year have a total aggregate value of less than $200, or are reasonably expected to total less than $200 for the Plan Year, the Distributee shall not be entitled to elect a Direct Rollover of such Eligible Rollover Distributions.

(b)                                 Apportionment of Eligible Rollover Distributions.  A Distributee may elect to have only a portion of an Eligible Rollover Distribution transferred directly to an Eligible Retirement Plan in a Direct Rollover, and the remaining portion paid directly to him or her, provided that the portion of the Eligible Rollover Distribution designated by the Distributee for Direct Rollover is equal to or greater than $500.  Eligible Rollover Distributions of less than $500 may not be apportioned.  A Distributee may elect only one Direct Rollover for each Eligible Rollover Distribution.

18.3                           Election of Direct Rollover

A Distributee may elect a Direct Rollover of an Eligible Retirement Distribution by filing the appropriate forms with the Committee.  The Administrator is entitled to reasonably rely on the information provided on such forms by a Distributee in making a Direct Rollover.  In the event that a Distributee does not provide all of the information requested, or fails to submit the appropriate authorization to the Administrator, the Administrator will directly pay the amount of the Eligible Rollover Distribution to the Distributee in accordance with the provisions of Article X.

18.4                           Payment of Direct Rollover

If a Distributee elects a Direct Rollover of his or her Eligible Rollover Distribution in a manner which complies with Section 18.3 hereof, such Eligible Rollover Distribution may be accomplished by any reasonable means of direct payment to the designated Eligible Retirement Plan.  Reasonable means of direct payment shall include at the discretion of the Administrator:

(a)                                  Mailing of a check, negotiable only by the trustee or custodian of the designated Eligible Retirement Plan, to the trustee or custodian of such plan.

(b)                                 Wire transfer directed exclusively to the trustee or custodian of the designated Eligible Retirement Plan.

(c)                                  Providing the Distributee with a check for delivery to the designated Eligible Retirement Plan so long as:

(1)                                  the check is endorsed ‘[name of trustee or custodian] as trustee of [name of Eligible Retirement Plan],’  and

(2)                                  the check explicitly states that it is for the benefit of the Distributee whose Eligible Rollover Distribution is to be transferred in a Direct Rollover.

ARTICLE XIX
RIGHTS OF REEMPLOYED VETERANS

19.1                           In General

To the extent required by the Uniformed Services Employment and Reemployment Rights Act of 1994 (“USERRA”) and Section 414(u) of the Code, effective with respect to Reemployed Veterans hired after December 12, 1994, and in accordance with this Article 19, a Reemployed Veteran shall be entitled to the restoration of certain benefits under the Plan that would have accrued, or that he or she would have received, under the Plan but for his or her absence from the employ of the Employer due to Qualified Military Service.

19.2                           Crediting of Period of Qualified Military Service

To the extent required by USERRA and Section 414(u) of the Code, a  Reemployed Veteran, for all purposes under the Plan, shall be credited with Hours of Service, as applicable, for the period of his or her absence from employment with the Employer due to Qualified Military Service, in accordance with the final regulations of the Internal Revenue Service.  In no event shall such Reemployed Veteran’s absence due to Qualified Military Service constitute a suspension of participation under Section 2.4 or One-Year Break in Service under Section 1.47.

19.3                           “Make-up” Contributions

(a)                                  Employee “Make-up” Contributions.  To the extent required by USERRA and Section 414(u) of the Code, a Reemployed Veteran shall be permitted, pursuant to Article III, to make additional Deferred Salary Contributions during the period which (1) begins on the Reemployed Veteran’s date of reemployment with the Employer, and (2) has the same length as the lesser of:

(1)                                  the period of Qualified Military Service multiplied by 3, or

(2)                                  five (5) years.

The maximum amount of additional Deferred Salary Contributions that the Reemployed Veteran is permitted to make is the maximum amount of such contributions that the Reemployed Veteran would have been permitted to make pursuant to Article III had he or she continued to be employed by the Employer during the period of Qualified Military Service and received compensation.  In addition, a Reemployed Veteran who makes Deferred Salary Contributions for the period of his or her Qualified Military Service shall be entitled to receive Matching Contributions under Article IV as if such Deferred Salary Contributions were made during such period of Qualified Military Service.  Compensation for purposes of this Subsection (a) and (b), below, shall be based on the rate of pay that the Reemployed Veteran would have received during the period of Qualified Military Service had he or she remained employed by the Employer.  If such rate of pay was not reasonably certain, such Compensation shall be based on the Reemployed Veteran’s average Compensation from the Employer during (1) the twelve (12) month period immediately preceding the Qualified Military Service, or (2) if shorter, the period of employment immediately preceding the Qualified Military Service.

(b)                                 Application of Annual Limitations to “Make-up” Contributions.  To the extent permitted by USERRA and Section 414(u) of the Code, any “make-up” contributions made pursuant to (a) above, shall not be treated as subject to the annual limitations on contributions set forth in Article V for the Plan Year in which such contributions are made, but such “make-up” contributions shall be treated as subject to such annual limitations for the Plan Year to which such contributions relate, in accordance with the regulations or other rules provided by the Internal Revenue Service.

19.4                           Restoration of Profit Sharing Contributions.  To the extent required by USERRA and Section 414(u) of the Code and in accordance with the regulations or other rules provided by the Internal Revenue Service, the Reemployed Veteran shall have paid to his or her Account Profit Sharing Contributions that he or she would have received under the Plan but for his or her absence from the employ of the Employer due to Qualified Military Service.  Units for purposes of Section 5.2 and this Section 19.4 shall be based on the rate of pay that the Reemployed Veteran would have received during the period of Qualified Military Service had he or she remained employed by the Employer.  If such rate of pay was not reasonably certain, such compensation shall be based on the Reemployed Veteran’s average Compensation from the Employer during (1) the twelve (12) month period immediately preceding the Qualified Military Service, or (2) if shorter, the period of employment immediately preceding the Qualified Military Service.